UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2023

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203 Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Subscription Agreements

On May 5, 2023, Super League Gaming, Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with accredited investors with respect to the sale of an aggregate of 1,026 shares of newly designated Series AA-4 Convertible Preferred Stock, par value $0.001 per share (the “Series AA Preferred”), at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of approximately $1,026,000 (the “Offering”).

In connection with the Offering, on May 5, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AA-4 Preferred Stock (the “Series AA Certificate of Designation”), with the State of Delaware.

Each share of Series AA Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in each Series AA Certificate of Designation, into such number of shares of the Company’s common stock, par value $0.001 (the “Common Stock”), equal to the number of Series AA Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price will be $0.4642 for the Series AA-4 Preferred, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series AA Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the respective filing date or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series AA Preferred; and (2) on the one year anniversary of the respective filing date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA Preferred if the VWAP equals at least 300% of the Conversion Price.

The Series AA Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series AA Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA Preferred, (b) increasing the number of authorized shares of Series AA Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind outside of accounts payable in the ordinary course of business, (e) entering into any agreement with respect to the foregoing; or (f) approving the issuance of Common Stock below the Conversion Price Floor (as defined in the Certificate of Designations). In addition, no holder of Series AA Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA Preferred into an amount in excess of the primary market limitations. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA Preferred (together with any Parity Securities (as defined in the Series AA Certificate of Designations) will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Holders of the Series AA Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA Preferred then held by such holder on the 12 and 24 month anniversaries of the respective filing date. In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Subject to the effectiveness of the Corporate Actions set forth, and defined in, the Company’s Definitive Information Statement on Schedule 14-C, filed with Securities and Exchange Commission on May 8, 2023 (the “Stockholder Approval”), pursuant to the Subscription Agreements, purchasers that (a) previously held shares of the Company’s Series A Preferred Stock, par value $0.001 per share, or (b) purchased at least $3.5 million in shares of Series AA Preferred (subject to the acceptance of such lesser amounts in the Company’s sole discretion), shall have the right to purchase shares of a newly designated series of Preferred Stock of the Company containing comparable terms as the Series AA Preferred (the “Additional Investment Right”) from the date of each respective closing through the date that is 18 months thereafter as follows: (i) such investor may purchase an additional dollar amount equal to its initial investment amount at $1,000 per share (the “Original Issue Price”), with a conversion price equal to the Conversion Price in effect on the date of original purchase; and (ii) such investor may purchase an additional dollar amount equal to its initial investment amount at the Original Issue Price, with a conversion price equal to 125% of the Conversion Price in effect on the date of original purchase.

Further subject to the effectiveness of the Stockholder Approval: (i) for as long as Series AA Preferred remains outstanding and subject to certain carveouts as described in the Series AA Certificate of Designations, if the Company conducts an offering at a price per share less than the then current conversion price (the “Future Offering Price”) consisting of Common Stock, convertible or derivative instruments, and undertaken in an arms-length third party transaction, then in such event the conversion price of the Series AA Preferred shall be adjusted to the greater of: (a) the Future Offering Price and (b) the Conversion Price Floor; and (ii) if as of the 24-month anniversary date of April 19, 2023, the VWAP (as defined in the Series AA Certificate of Designation) for the five trading days immediately prior to such 24-month anniversary date is below the then current Conversion Price, the holder will receive a corresponding adjustment to the then conversion price, such adjustment not to exceed the Conversion Price Floor.

The Company and the investors in the Offering also executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series AA Preferred within sixty days following the final closing of the Offering and to use its best efforts to cause such registration statement to become effective within 90 days of the filing date.

The Company sold the shares of Series AA Preferred pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”) with a registered broker-dealer, which acted as the Company’s exclusive placement agent (the “Placement Agent”) for the Offering. Pursuant to the terms of the Placement Agency Agreement, in connection with the May 5, 2023 closing of the Offering, the Company paid the Placement Agent an aggregate cash fee of $102,600, non-accountable expense allowance of $30,780 and will issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase 2,247,8948 shares of Common Stock at an exercise price of $0.4642 per share. The Placement Agent shall also earn fees and be issued additional Placement Agent Warrants with respect to any securities issued pursuant to the Additional Investment Rights. The Company also granted the Placement Agent the right of first refusal, for a twelve (12) month period after the final closing of the Offering, to serve as the Company’s lead or co-placement agent for any private placement of the Company’s securities (equity or debt) that is proposed to be consummated with the assistance of a registered broker dealer.

The securities to be issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are purchasing the securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Subscription Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other signatories to the Subscription Agreements in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties to the Subscription Agreements. The provisions of such Subscription Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the party signatories thereto and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties to such Subscription Agreements. Rather, investors and the public refer to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The forgoing description of the Series AA-4 Certificate of Designation is qualified in its entirety by reference to the full text of the document, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description of the Form of Subscription Agreement, Form of Registration Rights Agreement, and Form of Placement Agent Warrants are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on April 25, 2023.  The foregoing description of the Placement Agency Agreement is qualified by reference to the full text of this documents, a copy of which will be filed in the Company’s next periodic report due to be filed under the Exchange Act.

Entry into Asset Purchase Agreement

On May 4, 2023, Super League Gaming, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Melon, Inc., a Delaware corporation (“Melon”), pursuant to which the Company acquired substantially all of the assets of Melon (the “Melon Assets”) (the “Acquisition”). The consummation of the Acquisition (the “Closing”) occurred simultaneously with the execution of the Purchase Agreement.

At the Closing, the Company paid an aggregate total of $900,000 to Melon (the “Closing Consideration”), of which $150,000 was paid in the form of the forgiveness of certain working capital advances paid to Melon between the dates of April 14, 2023 to May 4, 2023 in the equivalent amount, and the remaining $750,000 was paid in the form of shares of the Company’s Common Stock, valued at $0.4818 (the “Closing Share Price”), the volume average weighted price (“VWAP”), as quoted on the Nasdaq Capital Market, for the five (5) trading days immediately preceding May 4, 2023.

Pursuant to the terms and subject to the conditions of the Purchase Agreement, up to an aggregate of $2,350,000 (the “Contingent Consideration”) will be payable to Melon in connection with the achievement of certain revenue milestones for the period from the Closing until December 31, 2023 (the “First Earnout Period”) in the amount of $1,000,000, and for the year ending December 31, 2024 (the “Second Earnout Period) in the amount of 1,350,000 (the “Second Earnout Period” and the First Earnout Period are collectively referred to as the “Earnout Periods”). The Contingent Consideration is payable in the form of cash and Common Stock, with $600,000 of the aggregate Contingent Consideration being payable in the form of cash, and $1,750,000 payable in the form of Common Stock, valued at the greater of (a) the Closing Share Price, and (b) the VWAP for the five trading days immediately preceding the end of each respective Earnout Period.

Additionally, pursuant to the Purchase Agreement, the Company entered into employment agreements with Mr. Joshua Neuman and Mr. Devon Thome, pursuant to which Mr. Neuman and Mr. Thome were granted inducement awards consisting of restricted stock unit awards (“RSUs”) to acquire an aggregate of 2,075,550 shares of its common stock. The awards were granted pursuant to terms and conditions fixed by the Compensation Committee of the Company’s Board of Directors and as an inducement material to each new employee entering employment with Super League in accordance with Nasdaq Listing Rule 5635(c)(4). Of the 2,075,550 RSUs: (A) 830,220 of the RSUs will vest in 25 equal monthly installments beginning on May 4, 2023, and on the first of each calendar month, subject to the applicable employee’s continued service with Super League on each such vesting date; and (B) 1,245,330 of the RSUs will vest as follows: (i) 25% will vest upon the achievement of certain net revenue targets for the fiscal year ending December 31, 2024, to be determined by the Board of Directors in their discretion; (ii) 25% upon the achievement of certain net revenue targets for the fiscal year ending December 31, 2025, to be determined by the Board of Directors in its sole discretion; (iii) 25% upon Super League’s Common Stock maintaining a minimum closing price of at least $1.50 over a rolling 30 consecutive trading day period, as quoted on the Nasdaq Capital Market; and (iv) 25% upon Super League’s Common Stock maintaining a minimum closing price of at least $2.50 over a rolling 30 consecutive trading day period, as quoted on the Nasdaq Capital Market. The vesting of the RSUs will accelerate upon a change of control of the Company. In addition, upon (Y) the Company’s termination of the employment of the respective employee without cause, or (Z) the respective employees resignation for good reason, the RSUs will continue to vest as if (Y) or (Z) had not occurred. The RSUs are subject to the terms and conditions of the RSU agreement covering each grant.

The Acquisition was approved by the board of directors of each of the Company and Melon, and was approved by the sole stockholder of Melon.

The Purchase Agreement contains representations, warranties and covenants of the Company and Melon that are customary for a transaction of this nature, including among others, covenants by Melon regarding the validity of certain material contracts entered into between Melon and third-parties being assigned to the Company, title to the Melon Assets, the condition and sufficiency of the Melon Assets, Melon’s ownership and rights to its intellectual property, tax liabilities, and the investment representations of Melon.

The Purchase Agreement also contains customary indemnification provisions whereby Melon will indemnify the Company for certain losses arising out of inaccuracies in, or breaches of, the representations, warranties and covenants of Melon, pre-closing taxes of Melon, and certain other matters, subject to certain caps and thresholds.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Melon. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in the confidential disclosure schedules (the "Disclosure Schedules") provided by Melon and the Company in connection with the Closing under the Purchase Agreement. These Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between the Company and Melon, rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterization of the actual state of facts regarding the Company or Melon.

The Closing of the Acquisition and the incorporation of the Melon Assets involves certain risks and uncertainties, including, among other things, risks related to our ability to successfully integrate Melon’s operations; our ability to implement plans, forecasts and other expectations with respect to Melon’s business; our ability to realize the anticipated benefits of the Acquisition, including the possibility that the expected benefits from the Acquisition will not be realized or will not be realized within the expected time period; the achievement of the revenue milestones and payment of the Contingent Consideration; the outcome of any legal or governmental proceedings related to the Acquisition or otherwise; the negative effects of the announcement of the Acquisition on the market price of our Common Stock or on our operating results; significant transaction costs; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally.

Additional risks and uncertainties that could affect our financial results are included in the section titled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the period ended December 31, 2022, as filed with the Securities and Exchange Commission (the "SEC") on March 31, 2023, our subsequently filed quarterly reports on Form 10-Q and other filings that we make from time to time with the SEC on which are available on the SEC’s website at www.sec.gov.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As more specifically set forth in Item 1.01 herein under “Entry into Asset Purchase Agreement,” which is incorporated herein by reference, the Company completed its acquisition of Melon Assets on May 4, 2023.

Item 3.02	Unregistered Sales of Equity Securities.

Sale of Series AA Preferred Stock

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, under “Entry into Subscription Agreements,” and is incorporated herein in its entirety.

Sale of Common Stock Pursuant to Purchase Agreement

Please see Item 1.01, Entry into a Material Definitive Agreement, under “Entry into Asset Purchase Agreement,” with respect to the shares of Common Stock issued to Melon at Closing as part of the Closing Consideration, which Closing Consideration was issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On May 5, 2023, the Company filed the Series AA-4 Certificate of Designation, designating 1,026 shares of Series AA-4 Preferred in connection with the Offering.

Item 8.01              Other Events.

On May 9, 2023, the Company issued a press release announcing the entry into the Purchase Agreement and the Closing of the Acquisition.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

2.3*	Asset Purchase Agreement, by and between Super League Gaming, Inc., and Melon, Inc., dated May 4, 2023
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series AA-4 Preferred Stock
99.1	Press Release issued by Super League Gaming, Inc., dated May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this exhibit (indicated by “[*****]”) have been omitted as the Company has determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to the Company if publicly disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: May 9, 2023	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer